EXHIBIT 11

Certified Public Accountants (a professional corporation) 50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form 1-A of Vortex Brands, Co. of our report dated July 27, 2018, relating to our audit of the consolidated financial statements, which appears in the Amendment No. 5 to the Form 1-A of Vortex Brands, Co. for the period ended February 28, 2018.

Haynie & Company

Salt Lake City, Utah

February 19, 2019

An Association of Independent Accounting Firms